Exhibit 10.01

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment Agreement”) is made effective as of December 31, 2012 (the “Effective Date”) by and among Highbridge Commodities FuturesAccess Master Fund Ltd., a Cayman Islands exempted company (“Assignor”), Highbridge Commodities FuturesAccess LLC, a Delaware limited liability company (“Assignee”), Merrill Lynch Alternative Investments LLC, a Delaware limited liability company (the “Manager”) and Highbridge Capital Management, LLC (the “Trading Advisor”).

WHEREAS, Assignee, Highbridge Commodities FuturesAccess Ltd. (the “Offshore Fund”) and BA Highbridge Commodities Fund LLC (the “BA Feeder”) (collectively, the “Feeder Funds” and together with Assignor, the “Funds”) are feeder funds that invest substantially all of their assets in the Assignor;

WHEREAS, the Funds are part of a “family” of privately-offered managed futures funds sponsored by the Manager as part of the “FuturesAccessTM Program”;

WHEREAS, Assignor, the Manager and the Trading Advisor, and with respect to Section 12 only, the Feeder Funds, entered into an Amended and Restated Advisory Agreement dated as of October 31, 2011 as amended by that certain Amendment dated March 30, 2012 (the “Advisory Agreement”) under which the Trading Advisor had agreed to manage the Assignor’s commodity interests trading;

WHEREAS, the Funds are being restructured such that Assignor, the Offshore Fund and the BA Feeder will be dissolved; and

WHEREAS, as of the Effective Date, Assignor desires to assign all of its rights, duties, responsibilities and obligations under the Advisory Agreement to Assignee, and Assignee desires to accept such rights and assume such duties, responsibilities and obligations under the Advisory Agreement.

NOW, THEREFORE, in consideration of the covenants, agreements and conditions set forth herein, the parties hereto agree as follows:

1.   Assignment.  Assignor, as of the Effective Date, hereby assigns, transfers, grants, conveys, delivers and delegates unto Assignee all of Assignor’s rights, obligations, duties and responsibilities set forth in the Advisory Agreement.

2.   Assumption.  Assignee hereby accepts the foregoing assignment of rights and delegation of obligations and duties with respect to the period beginning as of the Effective Date and thereafter, and hereby assumes and agrees to observe and perform when due all of the duties and obligations of Assignor under the Advisory Agreement in accordance with its terms and to be bound by the terms of the Advisory Agreement.

3.   Transfer of High Water Mark.  In connection with the assignment and assumption of the Advisory Agreement, the high water mark  of Assignor shall be transferred to Assignee, i.e., the high water mark of the Fund as of December 31, 2012 for purposes of the amendment to the Advisory Agreement entered into by the Assignee, the Manager and the Trading Advisor as of January 1, 2013 shall be deemed to be the sum of the High Water Marks attributable to the Class DA and DU Units of the Master Fund (each as defined in the Advisory Agreement) as of such date.

4.   Consent and Release.  The Trading Advisor hereby consents to the assignment by Assignor and the assumption by Assignee of the Advisory Agreement pursuant to this Assignment Agreement and agrees to continue to manage Assignee’s commodity interests trading pursuant to the terms and conditions set forth in the Advisory Agreement.  Assignor hereby unconditionally releases the Trading Advisor and the Trading Advisor hereby unconditionally releases Assignor from any obligations and liabilities under the Advisory Agreement, except with respect to any antecedent breach or liability of the other occurring prior to the Effective Date.

5.   Feeder Fund Consent.  The Feeder Funds hereby consent to the assignment of the Advisory Agreement with respect to Section 12 thereof only.

6.   Liability of Assignee.  The Trading Advisor hereby agrees that Assignee shall not be responsible under the Advisory Agreement or otherwise for any loss, liability, claim, damage or expense whatsoever incurred prior to the Effective Date other than such loss, liability, claim, damage or expense arising out of Section 12 of the Advisory Agreement.

7.   Entire Agreement.  This Assignment Agreement and the Advisory Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties made in connection herewith.  Except as expressly modified pursuant to this Assignment Agreement, all other terms and provisions of the Advisory Agreement remain unmodified and in full force and effect.

8.   Governing Law.  The governing law, counterparties, method of execution, rules of interpretation, notice and other procedural provisions set forth in the Advisory Agreement shall be equally applicable to this Assignment Agreement.

9.   Authorization and Enforceability.  All parties represent and warrant each with respect to itself only that, they have taken all action required to be taken in order to authorize and effect this Assignment Agreement.  This Assignment Agreement constitutes a legal, valid and binding and enforceable obligation of the respective parties.

10.   Affirmation.  Upon the effectiveness of this Assignment Agreement, the parties hereby reaffirm all representations and warranties made in the Advisory Agreement as amended hereby, and certify that all such representations and warranties are true and correct in all respects on and as of the date hereof.

11.   Continuation.  Except as specifically amended herein, the Advisory Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and continued.

12.   Headings.  The headings of the sections herein are inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the provisions of this Assignment Agreement.

13.   Counterparts.  This Assignment Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have entered into this Assignment Agreement effective as of the date first written above.

ASSIGNOR:			ASSIGNEE:

HIGHBRIDGE COMMODITIES FUTURESACCESS MASTER FUND LTD.			HIGHBRIDGE COMMODITIES FUTURESACCESS LLC

By:	/s/ Deann D. Morgan		By:	/s/ Deann D. Morgan
	Name:	Deann D. Morgan		Name:	Deann D. Morgan
	Title:	Director		Title:	MLAI - President & CEO
	Date:	January 17, 2013		Date:	January 17, 2013

Acknowledged, Agreed and Consented to by:			Acknowledged, Agreed and Consented to with respect to Section 12 of the Advisory Agreement only by:

HIGHBRIDGE CAPITAL MANAGEMENT, LLC			HIGHBRIDGE COMMODITIES FUTURESACCESS LTD.

By:	/s/ Todd Builion		By:	/s/ Deann D. Morgan
	Name:	Todd Builion		Name:	Deann D. Morgan
	Title:	President		Title:	Director
	Date:	January 17, 2013		Date:	January 17, 2013

Acknowledged, Agreed and Consented to by:			Acknowledged, Agreed and Consented to with respect to Section 12 of the Advisory Agreement only by:

MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC			BA HIGHBRIDGE COMMODITIES FUND LLC

By:	/s/ Deann D. Morgan		By:	/s/ Deann D. Morgan
	Name:	Deann D. Morgan		Name:	Deann D. Morgan
	Title:	President and CEO		Title:	MLAI - President & CEO
	Date:	January 17, 2013		Date:	January 17, 2013